EXHIBIT 10.19

                              Carver Bancorp, Inc.

                  Compensation Plan for Non-Employee Directors

1.    Purpose of the Plan.

            The purpose of the Compensation Plan for Non-Employee Directors (the "Plan") is to strengthen the link of the compensation of non-employee directors of Carver Bancorp, Inc., a Delaware corporation or any successor corporation (the "Company"), directly with the interests of its stockholders.

2.    Participants.

            Participants in the Plan shall consist of directors of the Company who are not employees of the Company or any of its subsidiaries (each, a "Participant" or "Non-Employee Director"). The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by the Company.

3.    Shares Available Under the Plan.

            Subject to the provisions of Section 8 of the Plan, a maximum of 50,000 shares of common stock, par value $0.01 per share ("Shares"), of the Company may be delivered under the Plan. Shares to be delivered under the Plan shall be Shares held in treasury acquired through open market purchases from time to time or otherwise available to the Company.

4.    Administration of the Plan.

            The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") which shall have the authority to designate one of its members and/or the Secretary of the Company to take action on behalf of the Committee. The Committee shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.    Effective Date of the Plan.

            At the March 21, 2000 meeting of the Board of Directors of the Company, the Board approved the compensation of the members of the Board of Directors, at each director's option, to include compensation in the form of common stock or options of the Company. At the April 17, 2000 meeting of the Board of Directors of Carver Federal Savings Bank (the "Bank"), the Bank's Board approved an amendment of the Bank's By-laws to permit compensation by the members of the Board of Directors in the form of common stock or options of the Company in lieu of cash.

            This Plan shall be submitted to the Board of Directors of the Company and the Bank for approval at the meeting to be held on June 25, 2002, or any adjournment thereof, and, if approved by the directors, shall become effective as of July 1, 2001.

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6.    Shares or Options in Lieu of Cash Compensation.

      A. Shares in Lieu of Cash Compensation.

            Each Non-Employee Director may elect ("Share Payment Election") to be compensated for all of the (i) cash retainer, (ii) meeting fees and/or
      (iii) other fees to be paid for board, committee or other service to the Company or its subsidiaries through the issuance or transfer of Shares, valued at the closing price on the American Stock Exchange on the day of the month during which each payment of such retainer and/or fee amount would otherwise be earned. A Non-Employee Director may make a Share Payment Election by submitting a Directors Compensation Election form, in the form prescribed by the Committee, to the Secretary of the Company.

            Each Non-Employee Director who makes a Share Payment Election shall become a Participant in the Plan effective with respect to fees accruing on or after the first day of the calendar month beginning six months after the date of such Share Payment Election. Any Share Payment Election relating to the cash retainer or meeting fees or other fees shall be one hundred percent (100%) of such retainer or meeting or other fees.

            A Participant may change his or her Directors Compensation Election form with respect to compensation to be earned and payable thereafter in Shares by submitting a modified Directors Compensation Election form to the Secretary of the Company, effective with respect to fees or retainer earned on or after the first day of the calendar month beginning six months after the date such Directors Compensation Election form is filed with the Secretary of the Company.

      B. Stock Options in Lieu of Cash Compensation.

            Each Non-Employee Director may elect ("Option Payment Election") to be compensated for all of the (i) cash retainer, (ii) meeting fees and/or
      (iii) other fees otherwise payable to him or her for any and all service to be paid for board, committee or other service to the Company or its subsidiaries through the award of options to purchase common stock of the Company. The number of such options granted to a Participant shall be determined by an independent compensation consultant using a generally accepted stock option pricing model, such as Black-Scholes option pricing model, and shall be granted with an exercise price equal to the average of the closing price of a share of common stock of the Company on the American Stock Exchange over the period for which such payment is calculated. Such options shall vest six months from the date of grant, which shall be the Effective Date (as defined below), if the Participant remains a Director on such date and shall be immediately vested in the case of the Participant's death or disability. If a Participant leaves the Board prior to any vesting event (other than by reason of death or disability), the Participant shall forfeit the non-vested portion of the option. The option shall have a ten year term. Once the option has vested, a Participant (or the beneficiary in the event of the Participant's death) may exercise it at any time prior to its expiration date whether or not the Participant remains on the Board. A Non-Employee Director may make an Option Payment Election by submitting a Directors Compensation Election form, in the form prescribed by the Committee, to the Secretary of the Company.

            Each Non-Employee Director who makes an Option Payment Election shall become a Participant in the Plan effective with respect to fees accruing on or after the first day of the calendar month beginning six months after the date of such Option Payment Election ("Effective Date"). Any Option Payment Election relating to retainer or meeting fees or other fees shall be one hundred percent (100%) of such retainer or meeting or other fees.

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            A Participant may change his or her Directors Compensation Election form with respect to compensation to be earned and payable thereafter in options by submitting a modified Directors Compensation Election form to the Secretary of the Company, effective with respect to fees or retainer earned on or after the first day of the calendar month beginning six months after the date such Directors Compensation Election form is filed with the Secretary of the Company.

      C. Directors Compensation Election Form

            Each Participant shall indicate on the Directors Compensation Election form (i) whether meeting and other fees are to be paid in cash, Shares or options and (ii) the Participant's beneficiary or beneficiaries. A Participant shall be permitted at any time to modify his or her beneficiary or beneficiaries, effective as of the date such modified Directors Compensation Election form is received by the Secretary of the Company. The term "beneficiary" shall mean any person or entity designated as such in a Directors Compensation Election form submitted to the Secretary of the Company, or if no designated beneficiary survives the Non-Employee Director or is in existence on the date of the Non-Employee Director's death, the beneficiary shall be the Non-Employee Director's estate.

7.    Restriction on Transfer of Shares.

            No Shares or options received by a Participant under Section 6 of the Plan may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of for a period of six months after receipt of those Shares, except in the case of the Participant's death or disability during that six-month period.

8.    Adjustments Upon Changes In Capitalization.

            If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares or options (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board of Directors of the Company may deem appropriate under the circumstances.

9.    Government and Other Regulations.

            The obligations of the Company to deliver Shares under Section 6 of the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, and (ii) the condition that such Shares shall have been duly listed on the American Stock Exchange.

10.   Amendment and Termination of the Plan.

            The Plan may be amended by the Board of Directors of the Company in any respect. The Plan may also be terminated at any time by the Board of Directors of the Company. Upon termination of the Plan, the amounts then due to each Non-Employee Director shall be paid in accordance with the Directors Compensation Election form then in effect.

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11.   Adoption of Procedures.

            The Secretary of the Company shall have the authority to adopt such procedures as are appropriate to administer the Plan.

12.   Miscellaneous.

      A. Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with the Company.

      B. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

      C. Headings are given to sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment or successor to such provision of law.